Exhibit 5.1

August 2, 2012

Solta Medical, Inc.

25881 Industrial Boulevard

Hayward, CA 94545

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-181074) filed by Solta Medical, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 1, 2012 (such registration statement, the “Registration Statement”), as subsequently supplemented by the prospectus supplement applicable to the Offering (as defined below), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed public offering, issuance and sale by the Company, from time to time, of securities of the Company to purchasers within or outside of the United States, in an amount not to exceed an aggregate offering price of up to $75,000,000. The Company currently proposes to issue and sell up to an aggregate of 6,555,000 shares (the “Takedown Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) under the Registration Statement (such issuance and sale of the Takedown Shares is referred to in this letter as the “Offering”). The Takedown Shares will be sold in the Offering to Canaccord Genuity Inc. and Roth Capital Partners, LLC (collectively, the “Underwriters”) pursuant to an underwriting agreement dated August 2, 2012 between the Company and the Underwriters (the “Underwriting Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 14, 2006 and certified by the Secretary of State of the State of Delaware on August 1, 2012 (the “Restated Certificate”);

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary to us on August 2, 2012 (the “Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference and the minutes of a meeting of the Company’s Board of Directors (the “Board”) on January 5, 2012 and April 24, 2012, certified to us by the Company’s secretary on August 2, 2012, authorizing the filing of the Registration Statement;

Solta Medical, Inc.

August 2, 2012

(4)	the prospectus prepared in connection with the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement applicable to the Offering (together with the Base Prospectus, the “Prospectus”);

(5)	the following minutes of meetings and actions by written consent of the Board and the Company’s stockholders (the “Stockholders”), each certified to us by the Company’s secretary on August 2, 2012, at which, or pursuant to which, the Restated Certificate and the Bylaws were approved: (i) the Minutes of a meeting of the Board held on August 2, 2006, at which resolutions were adopted by the Board adopting and approving the Restated Certificate, (ii) the Minutes of a meeting of the Board held on April 10, 2012, at which resolutions were adopted by the Board adopting and approving the Bylaws, and (iii) the Action by Written Consent of the Stockholders, dated August 7, 2006, in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and the Bylaws;

(6)	the following minutes of meetings of the Board or the Pricing Committee of the Board (the “Pricing Committee”) at which the Offering was adopted and approved, each certified to us by the Company’s secretary on August 2, 2012: (i) minutes of meetings of the Board held on April 24, 2012 and July 24, 2012, and (ii) minutes of meetings of the Pricing Committee held on August 1, 2012 and August 2, 2012 (collectively, the “Offering Resolutions”);

(7)	the stock records of the Company that the Company has provided us, consisting of a certificate from American Stock Transfer & Trust Company, the Company’s transfer agent, dated as of August 1, 2012, verifying the number of the Company’s issued and outstanding shares of capital stock as of July 31, 2012;

(8)	a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated August 1, 2012, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and is duly authorized to transact business (the “Certificate of Good Standing”);

(9)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”);

(10)	that certain registration statement on Form 8-A filed by the Company with the Commission in accordance with the Securities Exchange Act of 1934, as amended, on November 1, 2006;

(11)	the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”); and

Solta Medical, Inc.

August 2, 2012

(12)	the Underwriting Agreement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Takedown Shares, have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In connection with our opinion expressed below, we have assumed that, after the date of this letter and at or prior to the time of the delivery of any of the Takedown Shares, there will not have occurred any change in the law or the facts affecting the validity of the Takedown Shares.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California, and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto as in effect on the date hereof.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company, including those in the Management Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion as of the date of this letter:

(1) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

Solta Medical, Inc.

August 2, 2012

(2) the Takedown Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the Offering Resolutions adopted by the Board and the Pricing Committee, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the issuance and sale of the Takedown Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP